Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the definitive proxy statement of M I Acquisition, Inc. filed with the Securities and Exchange Commission on July 5, 2018 (the “Proxy Statement”).

The following unaudited pro forma condensed combined balance sheet as of March 31, 2018 assumes that the Business Combination and the related proposed equity commitments have occurred on March 31, 2018. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and year ended December 31, 2017 present pro forma effects of the Business Combination and the related proposed equity commitments as if they had been completed on January 1, 2017.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of M I Acquisitions was derived from the unaudited and audited financial statements of M I Acquisitions as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017, included in the Proxy Statement and is incorporated herein by reference. The historical financial information of Priority was derived from the unaudited and audited consolidated financial statements of Priority as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017, included in the Proxy Statement and is incorporated herein by reference. This information should be read together with M I Acquisitions’ and Priority’s unaudited and audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of M I Acquisitions,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Priority” and other financial information included in the Proxy Statement and is incorporated herein by reference.

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, M I Acquisitions is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Priority issuing stock for the net assets of M I Acquisitions, accompanied by a recapitalization. The net assets of M I Acquisitions will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Priority.

Priority has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The Priority stockholder group has the greatest voting interest in the combined entity of 92% after redemptions;

●	The largest individual minority shareholder comes from Priority;

●	The combined company’s board of directors will initially consist of five directors, all of which will be selected by Priority;

●	Priority will hold C-suite management roles for the combined company.

Other factors were considered, including size of the entities and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above is indicative that Priority is the accounting acquirer in the Business Combination.

Description of the Business Combination

On July 25, 2018, M I Acquisitions and Priority consummated the Business Combination, under which M I Acquisitions acquired controlling interest in Priority.

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product capabilities to small and mid-sized businesses, enterprises and distribution partners in the United States. Priority was founded in 2005 with a mission to build a merchant inspired payments platform that would advance the goals of its SMB and enterprise business partners. Priority has grown from the 38th largest U.S. merchant acquirer to become the 13th largest as of 2017, measured by Visa and MasterCard purchase volume according to The Nilson Report. Priority is currently the 6th largest non-bank merchant acquirer in the United States. Priority processed over 110 million and 439 million transactions and over $9 billion and $34 billion in bankcard payment volume across approximately 174,000 merchants as of March 31, 2018 and December 31, 2017, respectively. Headquartered in Alpharetta, GA, Priority has approximately 480 employees and is led by an experienced group of payments executives.

Concurrently with the closing of the Business Combination, the Company and Goldman Sachs agreed to cancel the Goldman Sachs Warrant (“GS Warrant”) and Goldman Sachs was paid cash of $12.7 million for the GS Warrant. The GS Warrant was a 7 year, zero exercise price warrant issued by Priority to Goldman Sachs in connection with the refinancing of Priority’s credit facility on January 3, 2017, as subsequently adjusted as a result of anti-dilution provisions in the GS Warrant agreement triggered by Class A unit redemption of Priority, that entitled Goldman Sachs to exercise to receive 2.2% of Priority’s outstanding Class A Common Units at any time prior to expiration (the “GS Warrant”).

Pursuant to the Purchase Agreement, M I Acquisitions acquired 100% of the outstanding shares and equity interests of Priority in exchange for the issuance of 60.5 million M I Acquisitions shares. Concurrently with the Purchase Agreement, the Founders and Priority entered into the Founders Share Agreement, a copy of which is included as Annex B in the Proxy Statement and incorporated herein by reference, pursuant to which Priority purchased 421,107 of the units issued to the Founders in a private placement immediately prior to M I Acquisitions’ initial public offering, and 453,210 shares of common stock of M I Acquisitions issued to the Founders, for an aggregate purchase price of approximately $2.1 million at the closing of the acquisition. In addition, pursuant to the Founders Share Agreement, the Founders forfeited 174,863 founder’s shares at the closing of the acquisition, which shares may be reissued to the Founders if one of the earn-outs described herein (and relating to the Purchase Agreement consideration) is achieved.

The following represents the Merger Consideration:

in millions
Enterprise Value(1)	$947.8
Plus: Incremental Enterprise Value (2)	13.1
Minus: Closing Indebtedness(3)	(351.7)
Plus: Closing Cash(3)	14.4
Priority Equity Value ($) – at Closing	$623.6
Divided by: $10.30/Share(1)	$10.30
Share Consideration – at Closing	60.5

(1)	Values obtained from the amended and restated Purchase Agreement.

(2)	Amount derived based on calculation per the amended and restated Purchase Agreement.

(3)	Closing Indebtedness and Closing Cash are estimates of the amounts calculated per the amended and restated Purchase Agreement at the Business Combination consummation date.

An additional 9.8 million shares of M I Acquisitions common stock may be issued as earn-out consideration to the Sellers, or at their election, to members of Priority’s management or other service providers post-business combination pursuant to the Earn-out Incentive Plan — 4.9 million shares for the first earn-out and 4.9 million shares for the second earn-out. For the first earn-out, Earn-out Adjusted EBITDA of M I Acquisitions must be no less than $82.5 million for the year ending December 31, 2018 and the M I Acquisitions stock price must have traded in excess of $12.00 for any 20 trading days within any consecutive 30-day trading period at any time on or before December 31, 2019. For the second earn-out, the Earn-out Adjusted EBITDA of M I Acquisitions must be no less than $91.5 million for the year ending December 31, 2019 and the M I Acquisitions stock price must have traded in excess of $14.00 for any 20 trading days within any consecutive 30-day trading period at any time between January 1, 2019 and December 31, 2020. In the event that the first earn-out targets are not met, the entire 9.8 million shares may be issued if the second earn-out targets are met.

The unaudited pro forma condensed combined financial information has been prepared reflecting adjustments for the consummation of the Business Combination based on currently available information and certain assumptions that M I Acquisitions believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information currently available to management and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The following summarizes the pro forma common stock shares outstanding after giving effect to the Business Combination and the related equity commitments:

	Three months ended March 31, 2018
	Pro Forma Combined	%
M I Merger Consideration shares(1)	60,546,395
M I Founder shares held by the Sellers	453,210
M I Private Placement shares held by the Sellers	421,107
Priority shares	61,420,712	92%

Shares held by current M I public shareholders	5,310,109
Less: public shares redeemed June 15, 2018(2)	(377,231)
Less: public shares redeemed(3)	(6,000)
M I shares	4,926,878	7%

Founder shares	1,327,527
Less Founder shares bought by the Sellers	(453,210)
Less Founder shares forfeited	(174,863)
Founders shares	699,454	1%

Pro Forma Shares Outstanding	67,047,044	100%

(1)	Refer to the Consideration Shares table herein.

(2)	On June 15, 2018, M I public shareholders redeemed 377,231 shares for $3,963,539 ($10.507 per share) after the vote to extend the date to close the transaction to September 17, 2018.

(3)	The number of public shares redeemed at the Closing Date for $10.533 per share.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2018 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 are based on the historical financial statements of M I Acquisitions and Priority. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2018

(in thousands)

	As of March 31, 2018				As of March 31, 2018
	M I (Historical)	Priority (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$39	$18,313	$51,896	[A][D]	$43,910
			(10,296)[B]
			(2,118)[B]
			(1,062)[C]
			(28)[D]
			(133)[E]
			(12,701)[J]
Restricted cash	—	19,816	—		19,816
Accounts receivable, net of allowance for doubtful accounts	—	42,636	—		42,636
Due from related parties	—	268	—		268
Prepaid expenses and other current assets	41	4,310	—		4,351
Current portion of notes receivable	—	3,075	—		3,075
Settlement assets	—	4,328	—		4,328
Total current assets	80	92,746	25,558		118,384
Cash and cash equivalents held in trust	55,384	—	(55,384)[A]		—
Notes receivable, less current portion	—	3,343	—		3,343
Property, equipment, and software, net	—	13,566	—		13,566
Goodwill	—	101,532	—		101,532
Intangible assets, net	—	43,106	—		43,106
Investment in unconsolidated entities	—	1,307	—		1,307
Other noncurrent assets	—	325	—		325
Total assets	$55,464	$255,925	$(29,826)		$281,563
Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Current liabilities
Accounts payable and accrued expenses	$562	$18,736	$(1,127	)[B][I]	$18,171
Offering costs payable	12	—	—		12
Notes payable	28	—	315	[A][D]	343
Note payable – related parties	133	—	(133)[E]		—
Accrued residual commissions	—	19,857	—		19,857
Customer deposits	—	4,229	—		4,229
Current portion of notes payable	—	2,682	—		2,682
Settlement obligations		13,704	—		13,704
Total current liabilities	735	59,208	(945)		58,998
Notes payable, net of discounts and deferred financing costs	—	340,457	—		340,457
Warrant liability	—	12,182	—		12,182
Deferred underwriting fee payable	1,062	—	(1,062)[C]		—
Other liabilities	—	6,149	—		6,149
Total liabilities	1,797	417,996	(2,007)		417,786

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2018

(in thousands)

	As of March 31, 2018				As of March 31, 2018
	M I (Historical)	Priority (Historical)	Pro Forma Adjustments		Pro Forma Combined
Common stock subject to possible conversion (4,672,795 shares at conversion value as of March 31, 2018)	48,667	—	(48,667)[F]		—

Stockholders’ Equity (Deficit)
Preferred stock	—	—	—		—
Common stock	2	—	5	[F]	68
			61	[G]
Additional paid-in capital	5,387	—	48,662	[F]	37,068
			(61)[G]
			(389)[H]
			(3,830	)[A][F]
			(12,701)[J]
Accumulated deficit	(389)	—	389	[H]	(173,359)
			(9,835)[B]
			(2,118)[B]
			(162,071)[G]
			665	[I]
Total stockholders’ equity (deficit)	5,000	—	(141,223)		(136,223)

Members’ deficit		(162,071)	162,071	[G]	—
Total liabilities and stockholders’ equity (deficit)	$55,464	$255,925	$(29,826)		$281,563

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(in thousands, except share and per share data)

	Three months ended March 31, 2018
	M I (Historical)	Priority (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Merchant card fees revenue	$—	$108,010	$—		$108,010
Outsourced services revenue	—	6,001	—		6,001
Other revenues	—	1,585	—		1,585
Total revenue, net	—	115,596	—		115,596
Operating expenses
Costs of merchant card fees	—	82,813	—		82,813
Other costs of services	—	4,376	—		4,376
Salary and employee benefits	—	8,972	—		8,972
Depreciation and amortization	—	3,767	—		3,767
Selling, general and administrative	—	5,219	—		5,219
Administration fee - related party	30	—	—		30
Operating costs	291	—	—		291
Other operating expenses	—	2,571	—		2,571
Total operating expenses	321	107,718	—		108,039
(Loss) income from operations	(321)	7,878	—		7,557
Other income (expense)
Interest and other income	174	191	(174	)(AA)	191
Interest and other expense	—	(11,192)	—		(11,192)
Equity in loss of unconsolidated entities	—	(54)	—		(54)
Total other income (expense)	174	(11,055)	(174)		(11,055)
Loss before taxes	(147)	(3,177)	(174)		(3,498)
Income tax benefit	—	—	665	(BB)	665
Net loss	$(147)	$(3,177)	$491		$(2,833)

Net loss per shares of common stock – basic and diluted	$(0.13)				$(0.04)
Weighted average shares of common stock outstanding – basic and diluted	2,352,922				67,047,044

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2017

(in thousands, except share and per share data)

	Year ended December 31, 2017
	M I (Historical)	Priority (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Merchant card fees revenue	$—	$398,988	$—		$398,988
Outsourced services revenue	—	23,308	—		23,308
Other revenues	—	3,323	—		3,323
Total revenue, net	—	425,619	—		425,619
Operating expenses (income)
Cost of merchant card fees	—	305,461	—		305,461
Other costs of services	—	15,743	—		15,743
Salary and employee benefits	—	32,357	—		32,357
Depreciation and amortization	—	14,674	—		14,674
Selling, general and administrative	—	9,088	—		9,088
Administration fee - related party	120	—	—		120
Operating costs	832	—	—		832
Change in fair value of contingent consideration	—	(410)	—		(410)
Other operating expenses	—	13,457	—		13,457
Total operating expenses (income)	952	390,370	—		391,322
(Loss) income from operations	(952)	35,249	—		34,297
Other (expense) income
Interest and other income	399	637	(399	)(AA)	637
Interest and other expense	—	(31,159)	—		(31,159)
Equity in loss of unconsolidated entities	—	(133)	—		(133)
Settlement income	428	—	—		428
Total other (expense) income	827	(30,655)	(399)		(30,227)
(Loss) income before taxes	(125)	4,594	(399)		4,070
Income tax (expense) benefit	—	—	(1,530	)(BB)	(1,530)
Net (loss) income	$(125)	$4,594	$(1,929)		$2,540

Net (loss) income per shares of common stock – basic and diluted	$(0.19)				$0.04
Weighted average shares of common stock outstanding – basic and diluted	2,330,884				67,047,044

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

1.       Basis of Presentation

The Business Combination is accounted for as a reverse merger, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, M I Acquisitions is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Priority comprising the ongoing operations of the combined company, Priority’s senior management comprising the senior management of the combined company, and Priority’s stockholders having a majority of the voting power of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Priority issuing stock for the net assets of M I Acquisitions, accompanied by a recapitalization. The net assets of M I Acquisitions will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Priority.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 assumes that the Business Combination and the related proposed equity commitments occurred on March 31, 2018. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 present pro forma effect to the Business Combination and the related proposed equity commitments as if they had been completed on January 1, 2017. These periods are presented on the basis of Priority as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2018 has been prepared using and should be read in conjunction with the following:

●	M I Acquisitions’ unaudited balance sheet as of March 31, 2018 and the related notes for the three months ended March 31, 2018, included in the Proxy Statement and incorporated herein by reference;

●	Priority’s unaudited consolidated balance sheet as of March 31, 2018 and the related notes for the three months ended March 31, 2018, included in the Proxy Statement and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 has been prepared using and should be read in conjunction with the following:

●	M I Acquisitions’ unaudited statement of operations for the three months ended March 31, 2018 and the related notes, included in the Proxy Statement and incorporated herein by reference; and

●	Priority’s unaudited consolidated statement of operations for the three months ended March 31, 2018 and the related notes, included in the Proxy Statement and incorporated herein by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 has been prepared using and should be read in conjunction with the following:

●	M I Acquisitions’ audited statement of operations for the year ended December 31, 2017 and the related notes, included in the Proxy Statement and incorporated herein by reference; and

●	Priority’s audited consolidated statement of operations for the year ended December 31, 2017 and the related notes, included in the Proxy Statement and incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any compensation expense related to the additional earn-out of 9.8 million shares that may be associated with the Business Combination as the combined company is currently evaluating the valuation of the earn-out and other terms to determine the accounting treatment following the consummation of the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of related proposed equity commitments are based on certain currently available information and certain assumptions and methodologies that M I Acquisitions believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. M I Acquisitions believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related proposed equity commitments contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of M I Acquisitions and Priority.

2.       Accounting Policies

Upon consummation of the Business Combination, M I Acquisitions will perform a comprehensive review of Priority’s accounting policies. As a result of the review, management may identify differences in the accounting policies of Priority which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.       Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. Priority and M I Acquisitions have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of Priority’s shares outstanding, assuming the Business Combination occurred on January 1, 2017 and related proposed equity commitments.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2018 are as follows:

(A)	Reflects the net reclassification of $51.9 million of cash and cash equivalents held in the M I Acquisitions trust account that becomes available following the Business Combination after giving effect to the June 15, 2018 redemption by M I Acquisitions public shareholders of 377,231 shares for $4.0 million ($10.507 per share) after the vote to extend the date to close the transaction to September 17, 2018, the redemption of 6,000 shares for $0.06 million ($10.533 per share) by M I Acquisitions public shareholders after the vote to approve the transaction offset by $0.3 million in proceeds from the additional promissory notes, and $0.3 million of interest income and other items. Shares subject to possible redemption that were not redeemed were rolled over into M I Acquisitions shares.

(B)	Reflects settlement of $12.4 million (of which $2.1 million relates to the purchase of M I Founder shares and units by Priority pursuant to the Founders Share Agreement) to cash, accounts payable and accrued expenses, and accumulated deficit for transaction costs expected to be incurred in relation to the Business Combination.

(C)	Reflects the settlement of $1.1 million of deferred underwriters’ fees incurred during the M I IPO due upon completion of the Business Combination.

(D)	Reflects $0.3 million of promissory notes issued April 12, April 19, and May 15, 2018 by M I to extend the period of time to complete the Business Combination and payable within five business days after the close of the Business Combination offset by settlement of $0.03 million of promissory notes issued July 1, 2015 by M I and payable upon close of the Business Combination.

(E)	Reflects the settlement of $0.1 million of promissory notes issued March 13, 2018 by M I to its sponsors in order to extend the period of time to complete the Business Combination from March 19, 2018 to April 19, 2018.

(F)	Reflects the reclassification of $48.7 million of common stock subject to possible redemption to permanent equity which is offset in permanent equity by the June 15, 2018 redemption by M I Acquisitions public shareholders of 377,231 shares for $4.0 million ($10.507 per share) after the vote to extend the date to close the transaction to September 17, 2018, the redemption of 6,000 shares for $0.06 million ($10.533 per share) by M I Acquisitions public shareholders after the vote to approve the transaction, $0.3 million of interest income, and $0.1 million of other reductions.

(G)	Represents the re-capitalization of common stock of Priority.

(H)	Elimination of M I Acquisitions’ accumulated deficit.

(I)	Reflects the accrued income taxes that results from the step-up, for tax purposes, of certain assets of Priority and to record the liability for taxes payable using an effective tax rate of 38% as of December 31, 2017 offset by income tax benefit using a 19% effective tax rate as of March 31, 2018. The tax impacts of the Business Combination were estimated on the applicable law in effect on March 31, 2018, inclusive of the effects of the Tax Cuts and Jobs Act (“Tax Act”) which was signed into law on December 22, 2017. GAAP requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted.

(J)	Reflects the cancellation of the GS Warrant and payment of $12.7 million cash to Goldman Sachs for the instruments.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and year ended December 31, 2017 are as follows:

(AA)	Elimination of interest income on the trust account

(BB)	Reflects an income tax benefit at 19% effective rate on the combined pro forma net loss for the three months ended March 31, 2018 and provision on the combined pro forma income at 38% effective tax rate for the year ended December 31, 2017. The tax impacts of the Business Combination were estimated based on the applicable law in effect on March 31, 2018 and December 31, 2017, respectively, inclusive of the effects of the Tax Act which was signed into law on December 22, 2017.

4.       (Loss) Earnings per Share

Represents the (loss) earnings per share calculated using the historical weighted average Priority Holdings, LLC units and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2017. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. On a pro forma basis, no potentially dilutive shares were outstanding during the three months ended March 31, 2018 or the year ended December 31, 2017. Therefore, basic and diluted weighted average shares were the same for the period presented.

Pro Forma Combined
Pro Forma Basic and Diluted Loss Per Share	Three months ended March 31, 2018
Pro Forma Net Loss Attributable to Common Shareholders	$(2,833)
Basic and Diluted Weighted Average Shares Outstanding	67,047,044
Pro Forma Basic and Diluted Loss Per Share	$(0.04)

Pro Forma Basic and Diluted Income Per Share	Year ended December 31, 2017
Pro Forma Net Income Attributable to Common Shareholders	$2,540
Basic and Diluted Weighted Average Shares Outstanding	67,047,044
Pro Forma Basic and Diluted Income Per Share	$0.04

Pro Forma Weighted Average Shares – Basic and Diluted
MI Merger Consideration Shares	60,546,395
MI Founder Shares Held by the Sellers	453,210
MI Private Placement Shares Held by the Sellers	421,107
Founders Shares	699,454
Shares Held by Current MI Shareholders	4,926,878
Pro Forma Weighted Average Shares – Basic and Diluted	67,047,044

M I Acquisitions currently has 5,731,216 Warrants sold during the IPO to purchase up to a total of 5,731,216 common shares. The Warrants are exercisable at $11.50 per share amounts which exceeds the current market price of common stock and the approximate per share redemption price. These warrants are considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period. M I Acquisitions sold to the IPO underwriters, Chardan Capital Markets, LLC, for $100, a unit purchase option to purchase up to a total of 300,000 units exercisable at $12.00 per unit (or an aggregate exercise price of $3,600,000) commencing on the later of the consummation of a Business Combination and six months from September 13, 2016. The unit purchase option expires five years from September 13, 2016. The units issuable upon exercise of this option are identical to the Units offered in the IPO. M I Acquisitions has agreed to grant to the holders of the unit purchase option, demand and “piggy back” registration rights for periods of five and seven years, respectively, from September 13, 2016, including securities directly and indirectly issuable upon exercise of the unit purchase option. M I Acquisitions will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless. This unit purchase option is considered anti-dilutive and excluded from the earnings per share calculation when the exercise price exceeds the average market value of the common stock price during the applicable period.